SECURITY AGREEMENT

            THIS SECURITY AGREEMENT (this "Agreement") is executed effective the 8th day of November, 2001, between SBL CORPORATION, an Oklahoma corporation, having a notice address at Post Office Box 705, Oklahoma City, Oklahoma 73101 (the "Debtor"), and STILLWATER NATIONAL BANK AND TRUST COMPANY, N.A., having a notice address at 6305 Waterford Boulevard, Suite 205, Oklahoma City, Oklahoma 73118 (the "Secured Party").

W I T N E S S E T H :

           WHEREAS, the Debtor and the other parties identified below (together with the Debtor, the "Borrowers"), are currently indebted to the Secured Party as evidenced by the promissory notes described below (the "Notes"):

Borrower	Note No.	Note Date	Original Principal Amount
SBL Corporation	37516	10-16-97	$1,985,508
Sylvia H. Golsen 1992 Trust	37517	10-16-97	$140,532
Steven J. Golsen 1992 Trust	37518	10-16-97	$139,680
Lori R. Rappaport #J-1 Trust	37519	10-16-97	$71,776
Stacy L. Rappaport #J-1 Trust	37520	10-16-97	$71,776
Amy G. Rappaport #J-1 Trust	37521	10-16-97	$73,908
Adam Z. Golsen #J-1 Trust	37522	10-16-97	$71,776
Michelle L. Golsen #J-1 Trust	37523	10-16-97	$71,776
Barry H. Golsen 1992 Trust	37524	10-16-97	$149,680
Linda F. Rappaport 1992 Trust	37525	10-16-97	$149,680
Joshua B. Golsen #J-1 Trust	37526	10-16-97	$73,908

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           WHEREAS, the Debtor has agreed to secure payment of the Notes and other indebtedness described herein by granting the Secured Party a security interest covering certain assets of the Debtor.

           NOW, THEREFORE, (i) for and in consideration of the premises and the agreements herein contained; and (ii) for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the Debtor hereby agrees with the Secured Party as follows:

          1.     Definitions. Unless otherwise defined herein, all terms used herein which are defined in the Oklahoma Uniform Commercial Code (the "UCC") will have the same meanings herein unless the context otherwise requires. The documents contemplated in this Agreement and the Notes are collectively referred to herein as the "Loan Documents."

          2.     Security Interest. The Debtor hereby grants to the Secured Party a first and prior security interest in, an assignment of, a general lien upon and a right of set-off against the following described property (the "Collateral"): (a) one million (1,000,000) shares of preferred stock, designated as Series D 6% Cumulative, Convertible Class C Preferred Stock (the "Stock"), of LSB Industries, Inc., a Delaware corporation ("LSB"), owned by the Debtor and represented by LSB Certificate No. 1, together with all additions and substitutions of shares of the Stock or certificates, together with all of the Debtor's interest and rights in the Stock, whether now owned or hereafter acquired, all cash and stock dividends attributable to the Stock, all increases relating to the Stock as a result of stock splits, mergers or any other reorganization, all monies and claims for monies due and to become due to the Debtor as dividends or arising under accounts, contracts, agreements and general intangibles relating to the Stock and all proceeds and products thereof; and (b) all of the Debtor's right, title and interest in and to that certain Promissory Note dated October 18, 2001, executed by Prime Financial Corporation, an Oklahoma corporation ("PFC"), in the original principal amount of Three Hundred Fifty Thousand Dollars ($350,000.00) (the "PFC Note"), and all additions and accessions to, replacements of, substitutions for, payments thereon and proceeds therefrom. This Agreement is intended for security only and is to secure the obligations of the Borrowers owing to the Secured Party as herein described. It is understood that the Secured Party does not hereby assume any of the obligations of the Debtor in connection with the Collateral.

                2.1     Voting Rights. Absent an event of default (hereinafter defined in paragraph 6) under this Agreement or the Loan Documents that has not been cured, the Debtor will retain all voting rights with respect to the Stock. On or after the occurrence of an event of default and without further notice to the Debtor, the Secured Party will have the right to exercise all voting rights, all conversion, exchange, subscription and other rights pertaining to the Stock, whether or not the Stock has been registered in the Secured Party's name. The Debtor hereby appoints the Secured
                          Party as the Debtor's lawful attorney-in-fact and proxy to exercise the foregoing rights after the occurrence of an event of default. The Debtor agrees that the foregoing proxy is coupled with an interest and is irrevocable.

               2.2     Cash Dividends. Absent an event of default that has not been cured, the Debtor will have the right to receive and retain for the Debtor's use all cash dividends paid

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                         on the Stock. On or after the occurrence of an event of default and without further notice to the Debtor the Secured Party will have the right to receive such cash dividends and to apply the same toward satisfaction of the indebtedness hereby secured or hold the same as part of the Collateral under this Agreement.

               2.3     Stock Dividends. In the event any stock dividends are paid on the Stock, or if any stock or other securities are delivered to the Debtor in connection with any stock split, merger or reorganization affecting the Stock, the Debtor will immediately deliver to the Secured Party the certificates representing such stock dividends, other stock or securities, together with executed endorsements or appropriate powers. Any such stock dividend, other stock or securities will be held by the
                         Secured Party as part of the Collateral under the terms of this Agreement, provided that the Debtor will retain all rights with respect to the Collateral as provided in paragraphs 2.1 and 2.2 of this Agreement.

          3.     Secured Indebtedness. The security interest granted hereby in the Collateral is given to secure the Borrowers' payment of: (a) the Notes; (b) all extensions, renewals, amendments, modifications, substitutions and changes in form to the Notes; (c) all costs and expenses incurred in connection with the collection of the Notes and enforcement of the Secured Party's rights under the Loan Documents, including attorneys' fees and expenses; (d) all future advances by the Secured Party to the Borrowers under the Notes; (e) all other liabilities of the Borrowers to the Secured Party (whether primary, secondary, direct or indirect, absolute or contingent, sole, joint or several) due or to become due however evidenced or acquired; and (f) performance of the agreements herein set forth (the foregoing items (a) through (f) are collectively referred to herein as the "Secured Indebtedness").

           4.     Debtor's Agreements. Until payment in full of the Notes, the Debtor will perform or cause to be performed the following agreements:

                  4.1     Possession of Collateral. The Debtor agrees to deliver the Collateral to the Secured
                            Party, appropriately endorsed to the Secured Party or with stock powers in form and substance satisfactory to the Secured Party in favor of the Secured Party. The
                            Debtor will provide the name and address of the stock transfer agent to the Secured
                            Party. Regardless of the form of any endorsement to the Secured Party, the Debtor waives presentment, demand, notice of dishonor, protest, notice of protest and all other notices with respect thereto.

                4.2      Additional Documents. The Debtor agrees to execute and deliver any documents which are necessary in the judgment of the Secured Party to obtain, maintain and perfect a security interest under this Agreement and to enable the Secured Party to comply with any federal or state law to obtain or perfect the Secured Party's security interest in the Collateral.

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               4.3     Creation of Liens. The Debtor will not create, assume or suffer to exist any claim, pledge, security interest, encumbrance or other lien (including the lien of an attachment, judgment or execution) affecting any or all of the Collateral, excluding only liens held by the Secured Party.

          5.     Debtor's Representations and Covenants. The Debtor hereby warrants, represents and agrees as follows:

                5.1     PFC Note. The unpaid principal balance of the PFC Note plus all accrued unpaid interest as of the effective date of this Agreement is $____________________.

                5.2     Principal Place of Business. The Debtor's principal place of business is in the State of Oklahoma.

               5.3      Title. The Debtor has absolute title to the Collateral free and clear of all liens, encumbrances and security interests except for the security interest hereby granted to the Secured Party and such other rights, if any, of the Secured Party, and the Debtor warrants and will defend the same unto the Secured Party against the claims and demands of all persons and parties whomsoever. The Debtor is not in default in the performance of any obligation or the payment of any sum owing with respect to the
                          Collateral. On or after the occurrence of an uncured event of default, the Debtor will take all steps necessary to cause or permit the Secured Party to cause the Stock to be registered in the name of the Secured Party and new share certificates to be issued.

          6.     Default. The occurrence of default under the Loan Documents will constitute a default by the Debtor under this Agreement.

          7.     Remedies. On the occurrence of an event of default that has not been cured, the Secured Party may take the following actions:

                7.1     Remedy.  The Secured Party may (a) exercise in respect of the Collateral or any portion thereof all of the rights and remedies of a secured party under the UCC, or (b) at any time and from time to time sell, resell, assign and deliver, in the
                          Secured Party's discretion, all or any part of the Collateral, in one or more parcels at the same or different times, and all right, title and interest, claim and demand therein and right of redemption thereof, at public or private sale on commercially reasonable terms. In connection therewith, the Secured Party may bid on such Collateral for its own account and the Debtor hereby waives and releases any and all equity or right of redemption. To effect any sale, transfer or other disposal of any of the Collateral, the Secured Party has the right, for and in the name, place and stead of the Debtor, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Collateral.

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                7.2     Sale Procedure.  Except as expressly provided for herein, no demand or advertisement, all of which are hereby expressly waived by the Debtor, will be required in connection with any sale or other disposition of any part of the Collateral which threatens to decline speedily in value or which is of a type customarily sold on a recognized market. In all other events, the Secured Party will give the Debtor, at least ten (10) days prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice the Debtor agrees is reasonable, all other demands and advertisements being hereby waived. The Secured Party will not be obligated to make any sale of Collateral, regardless of the fact that notice of sale may have been given. The
                          Secured Party may adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may be made at the time and place to which the same was so adjourned. Upon each public or private sale of Collateral, the Secured Party or any holder of the Notes, or any of their respective affiliates, may purchase all or any of the Collateral being sold, free from any equity or right of redemption, which is hereby waived and released by the Debtor, and may make payment therefor in cash or, at the Secured Party's or such holder's option (by endorsement without recourse), by tendering or releasing principal or accrued and unpaid interest on the Notes, in lieu of cash, in a face amount equal to the amount of the purchase price. The Debtor agrees to pay all reasonable costs and expenses of every kind for sale or delivery, including brokers' and attorneys' fees, and after deducting such costs and expenses from the proceeds of sale, the
                          Secured Party will apply any residue to the payment of the obligations under the
                          Notes and the Debtor will continue to be liable for any deficiency in accordance with the Loan Documents. The balance, if any, remaining after payment in full of all of the obligations under the Notes will be paid to the Borrowers.

               7.3     Private Sales.  Other than may be provided by law, the Debtor will not be required to file a registration statement or otherwise register the Collateral under the Securities
                         Act of 1933 or any state securities or blue sky laws. The Debtor recognizes that the
                         Secured Party may be unable to effect a public sale of all or part of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, as now or hereafter in effect, or in applicable blue sky or other state securities laws, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Debtor agrees that private sales so made may be at prices and other terms less favorable to the Debtor than if such Collateral were sold at public sales, and that the Secured Party has no obligation to delay sale of any such Collateral for the period of time necessary to permit the issuer of such Collateral, even if such issuer would agree, to register

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                         such Collateral for public sale under such applicable securities laws. The Debtor agrees that private sales, absent other adverse circumstances, will not be deemed to have been made in a commercially unreasonable manner. In connection with the foregoing, the Secured Party may, at the Debtor's expense, consult with counsel to determine whether a public or private sale of Collateral is necessary or appropriate.

          8.     Miscellaneous. It is further agreed as follows:

                  8.1     Time. Time is of the essence of this Agreement and each provision of this
                            Agreement.

                  8.2     Notices. Any notice required or permitted to be given by this Agreement will be deemed to have been given on the date such notice is delivered personally or by telefacsimile to the party designated to receive such notice, on the date sent by overnight courier or on the date deposited in the United States mail, postage prepaid, and directed to the notice address specified in the initial paragraph of this Agreement or otherwise provided to the Secured Party in writing.

                 8.3     Cumulative Remedies. No failure on the part of the Secured Party to exercise, and no delay in exercising any right under this Agreement will operate as a waiver thereof, nor will any single or partial exercise by the Secured Party of any right under this Agreement preclude any other or further right of exercise thereof or the exercise of any other right except as provided in the Loan Documents.

                8.4     Construction. This Agreement is to be construed according to the internal laws of the State of Oklahoma. All actions with respect to this Agreement may be instituted in the Courts of the State of Oklahoma or the United States District
                          Court sitting in Oklahoma County, Oklahoma.

                8.5     Amendment. Neither this Agreement nor any of the provisions hereof can be changed, waived, discharged or terminated, except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

                8.6     Severability. The provisions of this Agreement are severable, and if any clause or provision is held invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein will not be in any way affected or impaired thereby.

                8.7     Binding Effect. This Agreement will be binding on the Debtor and the Debtor's successors and permitted assigns, and will inure to the benefit of the Secured Party and the Secured Party's successors and assigns.

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               8.8     Continuing Agreement. This is a continuing Agreement and the grant of a security interest hereunder will remain in full force and effect and all the rights, powers and remedies of the Secured Party hereunder will continue to exist until all of the Secured
                         Indebtedness is paid in full. In such event, the Secured Party will execute a written termination statement, reassign to the Debtor, without recourse, the Collateral and all rights conveyed hereby and return possession of any Collateral in the Secured Party's possession to the Debtor.

          9.     Restatement. This Agreement amends, restates and replaces in its entirety that certain assignment dated October 16, 1997, executed by the Debtor, pursuant to which the Debtor assigned and transferred to the Secured Party all of the Debtor's right, title and interest in and to that certain Promissory Note dated October 17, 1997, executed by PFC in the original principal amount of Three Million Dollars ($3,000,000.00), and the terms and provisions hereby will supersede the terms and provisions thereof.

          IN WITNESS WHEREOF, the Debtor and the Secured Party have executed and delivered this Agreement effective the date first above written.

                                                                     SBL CORPORATION, an Oklahoma corporation

                                                                     By   /s/ Jack E. Golsen
                                                                          Jack E. Golsen, President

                                                                    (the "Debtor")

                                                                      STILLWATER NATIONAL BANK AND TRUST
                                                                       COMPANY, N.A.

                                                                       By   /s/ Sean Fuller
                                                                            Sean Fuller, Senior Vice President

                                                                      (the "Secured Party")

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